EXHIBIT 12.2
                    TRITON ENERGY LIMITED AND SUBSIDIARIES
    COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
                                   DIVIDENDS
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)





                                                                YEAR ENDED DECEMBER 31,
                                                             -------------------------------
                                                               1997       1996       1995
                                                             ---------  ---------  ---------
Fixed charges, as defined:
    Interest charges                                         $  50,625  $  43,884  $  41,305
    Preference dividend requirements of the Company                400        985        802
    Preferred dividend requirements of subsidiaries
      adjusted to pre-tax basis                                    ---        ---        ---
                                                             ---------  ---------  ---------
        Total fixed charges                                  $  51,025  $  44,869  $  42,107
                                                             ---------  ---------  ---------

Earnings, as defined (2):
  Earnings (loss) from continuing operations
     before income taxes, minority interest,
     extraordinary item and cumulative effect of
     accounting change                                       $  16,896  $  20,945  $  16,600
  Fixed charges, above                                          51,025     44,869     42,107
  Less interest capitalized                                    (25,818)   (27,102)   (16,211)
  Plus undistributed (earnings) loss of affiliates                 ---       (118)     2,249
  Less preference dividend requirements of the
    Company and its subsidiaries adjusted to pre-tax basis        (400)      (985)      (802)
                                                             ---------  ---------  ---------
                                                             $  41,703  $  37,609  $  43,943
                                                             ---------  ---------  ---------

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
   AND PREFERENCE DIVIDENDS (1) (2)                               0.8        0.8        1.0
                                                             ---------  ---------  ---------


                                                             SEVEN MONTHS
                                                                ENDED
                                                               DEC. 31,     YEAR ENDED MAY 31,
                                                                            ------------------
                                                                1994          1994        1993
                                                             ---------      ---------  ----------
Fixed charges, as defined:
    Interest charges                                         $  20,285     $  26,951  $   16,336
    Preference dividend requirements of the Company                449           ---         ---
    Preferred dividend requirements of subsidiaries
      adjusted to pre-tax basis                                    ---           364       1,551
                                                             ---------     ---------  ----------
        Total fixed charges                                  $  20,734     $  27,315  $   17,887
                                                             ---------     ---------  ----------

Earnings, as defined (2):
  Earnings (loss) from continuing operations
     before income taxes, minority interest,
     extraordinary item and cumulative effect of
     accounting change                                       $ (22,834)    $ (23,104) $ (147,445)
  Fixed charges, above                                          20,734        27,315      17,887
  Less interest capitalized                                    (11,833)      (16,863)     (6,407)
  Plus undistributed (earnings) loss of affiliates               4,102          (645)      3,012
  Less preference dividend requirements of the
    Company and its subsidiaries adjusted to pre-tax basis        (449)         (364)     (1,551)
                                                             ---------     ---------  ----------
                                                             $ (10,280)    $ (13,661) $ (134,504)
                                                             ---------     ---------  ----------

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
   AND PREFERENCE DIVIDENDS (1) (2)                                ---           ---         ---
                                                             ---------     ---------  ----------


(1) Earnings were inadequate to cover fixed charges and preference dividends for the years ended December 31, 1997 and 1996 by $9,322,000 and $7,260,000, for the seven months ended December 31, 1994 by $31,014,000, and for the years ended May 31, 1994 and 1993 by $40,976,000 and $152,391,000, respectively.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $46,153,000 and $1,058,000 for the years ended December 31, 1996 and 1995,
$984,000 for the seven months ended December 31, 1994, and $45,754,000 and $99,883,000 for the years ended May 31, 1994 and 1993, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $6,253,000, $22,189,000, $13,617,000 and $56,193,000 for the years ended
December 31, 1997, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to combined fixed charges and preference dividends if adjusted to remove nonrecurring items, would have been 0.7, 1.4 and 0.7 for the years ended December 31, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover fixed charges and preference dividends for the years ended December 31, 1997 and 1995 by $15,575,000 and $10,723,000, for the seven months ended December 31, 1994 by $30,030,000, and for the years ended May 31, 1994 and 1993 by $51,415,000 and
$45,183,000,  respectively.